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                                                               Exhibit 23.2

                        CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-4 of Delhaize America, Inc. of our report dated February 10, 1999 relating to the financial statements, which appears in Delhaize America, Inc.'s 1998 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the fiscal year ended January 2, 1999, as amended by Amendment No. 1 to Annual Report on Form 10-K/A. We also consent to the reference to us under the heading "Experts" in such Amendment No. 1.

PricewaterhouseCoopers LLP

Charlotte, North Carolina
December 30, 1999